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                                                                   Exhibit 6


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     THIS AGREEMENT is made the 31st day of May, 1995

     BETWEEN:

     (1)  USI American Holdings, Inc., a Delaware corporation (the
     "Assignor"); and

     (2)  Jacuzzi Inc., a Delaware corporation (the "Assignee").

     WHEREAS:

     (A) Assignor has entered into the agreements listed on Annex A hereto (collectively, the "Agreements") and wishes to assign its rights and obligations under the Agreements to Assignee.

     (B) Assignee wishes to acquire the Assignor's rights and to assume all of the Assignor's obligations and liabilities under the Agreements.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. Assignor hereby assigns, transfers, conveys and delivers all of its rights and interest in and to each of the Agreements to the Assignee. For the avoidance of doubt, Assignor does not hereby assign its rights or obligations under any Indemnification Agreement or Tax Sharing and Indemnification Agreement attached to or referred to in any of the Agreements.

     2. Assignee hereby accepts the assignment of the Assignor's rights and interest in each of the Agreements and assumes all the obligations and liabilities of Assignor under each of the Agreements.

     3. This Assignment and Assumption Agreement shall be binding on and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

     4. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     5. Neither of the parties hereto shall impeach this Agreement on the grounds that any of the Directors of Assignor stand in any fiduciary position to Assignee or that any of the Directors of Assignee stand in any fiduciary position to














     NYFS02...:\13\51513\0220\1323\ASSIGNUS.57A
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          Assignor or that the Directors of either party do not constitute an independent Board.

               IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be signed and delivered by their respective officers, thereunto duly authorized, all as of the date first written above.


                                   USI AMERICAN HOLDINGS, INC.


                                   By:  /s/ George H. MacLean
                                      -------------------------------------
                                      Name:  George H. MacLean
                                      Title: Vice President


                                   JACUZZI INC.


                                   By:  /s/ George H. MacLean
                                      -------------------------------------
                                      Name:  George H. MacLean
                                      Title: Vice President















































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                                     ANNEX A

                               Assigned Agreements
                               -------------------

     1. Stock Purchase Agreement between HM Holdings, Inc. and USI American Holdings, Inc., dated May 30, 1995.

     2. Purchase Price Allocation Agreement between HM Holdings, Inc. and USI American Holdings, Inc., dated May 30, 1995.

     3. Stock Purchase Agreement between Kaiser Cement Corporation and USI American Holdings, Inc., dated May 30, 1995.

     4. Stock Purchase Agreement between Kidde Industries, Inc. and USI American Holdings, Inc., dated May 30, 1995.

     5. Purchase Price Allocation Agreement between Kidde Industries, Inc. and USI American Holdings, Inc., dated May 30, 1995.

     6. Stock Purchase Agreement between HMB Holdings, Inc. and USI American Holdings, Inc., dated May 30, 1995.

     7. Stock Purchase Agreement between Kidde Industries, Inc. and USI American Holdings, Inc. for 1,009,443 shares of IAH owned by Kidde, dated May 30, 1995.

     8. Proceeds Participation Agreement between Hanson Natural Resources Company and USI American Holdings, Inc. with respect to the shares of Smith Corona Corporation, dated May 30, 1995.

     9. Proceeds Participation Agreement between HM Holdings, Inc. and USI American Holdings, Inc. with respect to the shares of Ground Round Restaurants, Inc., dated May 30, 1995.

     10. Stock Purchase Agreement between Kidde Industries, Inc. and USI American Holdings, Inc. for 258,600 shares of Richton
          International Corporation, dated May 30, 1995.

     11. Asset Purchase Agreement between Quantum Chemical Corporation and USI American Holdings, Inc., dated May 30, 1995.

     12. Asset Purchase Agreement between Spartus Corporation and USI American Holdings, Inc., dated May 30, 1995.






























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     13.  Stock Purchase Agreement between Endicott Johnson Corporation and
          USI American Holdings, Inc., dated May 30, 1995.

     14. Purchase Price Allocation Agreement between Endicott Johnson Corporation and USI American Holdings, Inc., dated May 30, 1995.

     15. Asset Purchase Agreement between Endicott Johnson Corporation and USI American Holdings, Inc., dated May 30, 1995.

     16. Asset Purchase Agreement between Hanson America Inc. and USI American Holdings, Inc., dated May 30, 1995.

     17. Real Estate Purchase Agreement between Gold Fields America Corp. and USI American Holdings, Inc., dated May 30, 1995.